Exhibit 99.1

Progenics and Cytogen Report New Findings on Prostate Cancer Therapies

   TARRYTOWN, N.Y. & PRINCETON, N.J.--(BUSINESS WIRE)--Nov. 10,
2003--
         Insights into Antibody and Vaccine Therapies against
  Prostate-Specific Membrane Antigen Presented at the Prostate Cancer
          Foundation Scientific Retreat and Published in PNAS

   The PSMA Development Company LLC (PDC), a joint venture of Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) and Cytogen Corporation (Nasdaq: CYTO), today announced publication of new findings on antibody and vaccine therapies that target prostate-specific membrane antigen (PSMA). The findings were published in the current issue of the Proceedings of the National Academy of Sciences USA (PNAS, volume 100, issue 22). PSMA serves as a target for cancer therapy by virtue of its expression on the surface of prostate cancer cells and the new blood vessels that supply most other solid tumors. PDC researchers found that PSMA exists on human cancer cells as a homodimer, a protein complex consisting of two identical PSMA chains. Importantly, researchers also found that when recombinant soluble PSMA (rsPSMA) was used as a cancer vaccine in an animal model, dimer but not monomer efficiently elicited antibodies that recognized PSMA-expressing tumor cells. In addition, PDC researchers reported the discovery of fully human monoclonal antibodies that specifically recognize dimeric but not monomeric rsPSMA. Such antibodies represent candidates for therapy by virtue of their specificity for dimeric PSMA as found on tumor cells. PDC is currently conducting a phase 1 clinical study of a therapeutic prostate cancer vaccine based on a novel proprietary form of dimeric rsPSMA.
   "The PNAS publication demonstrates how scientific discoveries on PSMA structure and function can translate into potential therapies for prostate cancer," said William C. Olson, Ph.D., Progenics' Vice President of Research and Development and senior author of the PNAS paper. "In further preclinical studies, our lead PSMA antibody was shown to bind human prostate cancer cells and target their destruction by activating natural immune system functions, including antibody-dependent cellular cytotoxicity (ADCC)." ADCC is a process whereby certain antibodies can trigger specific components of the body's immune system to kill targeted cells rather than relying on a cytotoxin or radioisotope that has been attached to the antibody. The latter findings were presented by William Goeckeler, Ph.D., Cytogen's Vice President of Operations, during an oral presentation at the Tenth Annual Prostate Cancer Foundation Scientific Retreat that is currently being held in New York City.
   PSMA is a cell-surface protein that is expressed on prostate cancer cells at all stages of disease, including advanced or metastatic disease. The PSMA gene was first discovered by scientists at Memorial Sloan-Kettering Cancer Center and is exclusively licensed to Cytogen Corporation, which has sublicensed it to the PSMA Development Company for in vivo immunotherapy. PSMA is also present at high levels on the newly formed blood vessels (neovasculature) needed for the growth and survival of many types of solid tumors. If PSMA-targeted therapies can destroy or prevent formation of these new blood vessels, the therapies may prove valuable in treating a broad range of cancers.

   Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company has four product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the debilitating side effects of opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness and may be the Company's first product candidate to be approved for marketing. In the area of HIV infection, the Company is developing viral-entry inhibitors, including PRO 542, a genetically engineered molecule designed to selectively target and neutralize HIV (in phase 2 studies), and PRO 140, a monoclonal antibody designed to target the HIV co-receptor CCR5 (in preclinical development). In addition, the Company is conducting research on a novel prophylactic HIV vaccine. The Company is developing immunotherapies for prostate cancer, including monoclonal antibodies directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also studying a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

   Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company. Cytogen markets proprietary and licensed oncology products through its in-house specialty sales force: Quadramet(R) (a skeletal targeting therapeutic radiopharmaceutical for the relief of pain due to bone metastases); ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); and NMP22(R) BladderChek(TM) (a point-of-care, in vitro diagnostic test for bladder cancer).. Cytogen has exclusive U.S. marketing rights to Combidex(R), an ultrasmall superparamagnetic iron oxide contrast agent for magnetic resonance imaging of lymph nodes that is pending clearance by the U.S. Food and Drug Administration. Cytogen's pipeline comprises product candidates at various stages of clinical development, including fully human monoclonal antibodies and cancer vaccines based on PSMA (prostate specific membrane antigen) technology, which was exclusively licensed from Memorial Sloan-Kettering Cancer Center. Cytogen also conducts research in cellular signaling through its AxCell Biosciences research division in Newtown, PA. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

   DISCLOSURE NOTICE: The information contained in this document is current as of November 10, 2003. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Companies use the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Companies' actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence when or proceed as planned, the risks and uncertainties associated with dependence upon the actions of the Companies' corporate, academic and other collaborators and of government regulatory agencies, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the uncertainty of future profitability and other factors set forth more fully in the Companies' Annual Reports on Form 10-K for the fiscal year ended December 31, 2002 and any amendments to such reports, their Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2003 and any amendments to such reports, Progenics' Registration Statement on Form S-3, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Companies cannot assure you that any of the their programs will result in a commercial product.
   The Companies do not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus it should not be assumed that the Companies' silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

   Editor's Note:
   Additional information on Progenics and Cytogen is available at http://www.progenics.com and http://www.cytogen.com.

    CONTACT: Progenics Pharmaceuticals, Inc.
             Richard W. Krawiec, Ph.D., 914-789-2800
             rkrawiec@progenics.com
              or
             Cytogen Corporation
             Investor Relations:
             Stacy Shearer, 609-750-8289
             sshearer@cytogen.com